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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
Contact: Terrence Bowshier
Vice President
Director of Investor Relations
(614) 464-5078



           STATE AUTO FINANCIAL ANNOUNCES RECORD THIRD QUARTER PROFIT

          -    Combined Ratio of 97.6

          -    Net Income up 165%

          -    Revenue increase 7.3%


Columbus, Ohio (Oct 27, 2003) - State Auto Financial Corporation (NASDAQ: STFC) today reported third quarter net income increased to $15,580,000, or $0.38 per diluted share, versus $5,885,000 or $0.15 per diluted share for the same period 2002. Net operating earnings* per share were $0.36 diluted, versus $0.14 diluted, for the same period 2002.

STFC's GAAP combined ratio for the third quarter was 97.6 versus 103.8 for the third quarter of 2002. Catastrophe losses contributed a total of 6.9 points to the loss ratio during the quarter. STFC's third quarter revenue was $265,110,000, up 7.3% from $246,962,000. Third quarter net premiums written increased 5.1% over the third quarter of 2002.

Revenue for the first nine months 2003 was $781,621,000, up 9.6% from $713,144,000. For the first nine months of 2003, net income was $44,945,000, or $1.12 per diluted share, compared with $17,664,000 or $0.44 per diluted share for the same 2002 period. Year to date GAAP combined ratio for 2003 stands at
98.9 compared to 103.7 for 2002. STFC shareholders' book value per share has increased by 10.3% during the first nine months of 2003 to $13.12 per share.

"We are quite pleased to report that the third quarter of 2003 was the fourth consecutive quarter of increasing profitability when comparing year over year results. This was the most profitable third quarter in our history. Our disciplined pricing and underwriting philosophies continue to generate consistently strong core results. While catastrophes, including hurricane Isabel, added 6.9 points to our combined ratio for the quarter, we were still able to produce an underwriting profit," said STFC Chairman and CEO Bob Moone.

State Auto Financial Corporation is a regional property and casualty insurance holding company engaged primarily in writing both personal and commercial lines of insurance. The company markets its policies through more than 22,000 independent agents associated with approximately 3,400 agencies in 26 central and eastern states, excluding New York, New Jersey and the New England states.




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*Net operating earnings, a non-GAAP financial measure, differ from GAAP net earnings only by the exclusion of realized capital gains or losses, net of applicable taxes, on investment activity for the period being reported. For STFC, this amounts to $0.02 for the quarter and $0.15 for 2003 year to date.

                                   * * * * * *

STFC has scheduled a conference call with interested investors for Tuesday, October 28, 10:00 A.M. to discuss the company's third quarter 2003 performance. Live and archived broadcasts of the call can be accessed via links on www.STFC.com and www.StateAuto.com. A replay of the call can be heard beginning at noon today by calling 1-800-406-7490. Supplemental schedules detailing the company's third quarter 2003 financial, sales and underwriting results are made available on www.STFC.com prior to the above-mentioned conference call.

                                   * * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.









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               STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                (Figures in thousands, except per-share amounts)
                                  (unaudited)


                                           Three Months Ended         Nine Months Ended
                                              September 30               September 30
                                           2003           2002        2003          2002
                                           ----           ----        ----          ----

Net premiums written                   $ 261,598     $ 248,887     $ 752,585     $ 712,465
                                       ---------     ---------     ---------     ---------

Earned premiums                          246,056       230,059       720,124       664,238
Net investment income                     16,047        14,766        47,587        44,214
Net realized gains on investments          1,550           700         9,568           854
Other income                               1,457         1,437         4,342         3,838
                                       ---------     ---------     ---------     ---------
  Total revenue                          265,110       246,962       781,621       713,144
                                       ---------     ---------     ---------     ---------

Income before federal income taxes        20,804         5,128        58,277        15,678

Federal income tax expense (benefit)       5,224          (757)       13,332        (1,986)
Net income                             $  15,580     $   5,885     $  44,945     $  17,664
                                       =========     =========     =========     =========

Earnings per share:
    - basic                                $0.40         $0.15         $1.15         $0.45
    - diluted                              $0.38         $0.15         $1.12         $0.44

Earnings per share from operations*:
    - basic                                $0.37         $0.14         $0.99         $0.44
    - diluted                              $0.36         $0.14         $0.97         $0.43

Weighted average shares outstanding:
    - basic                               39,302        38,993        39,193        38,989
    - diluted                             40,333        39,722        40,037        39,776

Book value per share                      $13.12        $11.60

Dividends paid per share                  $0.040        $0.035        $0.110        $0.100

Total shares outstanding                  39,337        38,968

GAAP ratios:
    Loss ratio                              69.5          73.9          69.9          74.3
    Expense ratio                           28.1          29.9          29.0          29.4
                                       ---------     ---------     ---------     ---------
    Combined ratio                          97.6         103.8          98.9         103.7
                                       =========     =========     =========     =========

* Net income from operations:
Net income                             $  15,580     $   5,885     $  44,945     $  17,664
Less net realized gains on
  investments, less applicable
  federal income taxes                     1,008           455         6,219           555
                                       ---------     ---------     ---------     ---------
Net income from operations             $  14,572     $   5,430     $  38,726     $  17,109
                                       =========     =========     =========     =========

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